Exhibit 1.01

MKS INSTRUMENTS, INC.

Conflict Minerals Report

For The Year Ended December 31, 2014

Special Note Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect management’s current opinions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. MKS assumes no obligation to update this information. Risks and uncertainties include, but are not limited to, those discussed in the section entitled “Risk Factors” found in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC).

Summary of the Conflict Minerals Rule

This report for the year ended December 31, 2014 is included to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the Conflict Minerals Rule) which was adopted by the SEC to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Conflict Minerals Rule imposes certain reporting obligations on a company that files reports with the SEC under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (a public company) whose manufactured products contain Conflict Minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, tantalum, tin and tungsten (Conflict Minerals).

If a public company cannot establish that the Conflict Minerals originated from sources other than the Democratic Republic of the Congo or an adjoining country (the Covered Countries), or from recycled and scrap sources, they must submit a Form SD which describes the reasonable country of origin inquiry completed.

If a public company has reason to believe that any of the Conflict Minerals in its supply chain may have originated in the Covered Countries, or if it is unable to determine the country of origin of those Conflict Minerals, then that company must exercise due diligence on the Conflict Minerals’ source and chain of custody. The company must annually submit a report to the SEC that includes a description of those due diligence measures (Conflict Minerals Report).

1.	Company Overview

This report has been prepared by management of MKS Instruments, Inc. (herein referred to as “MKS,” the “Company,” “we,” “us,” or “our”). The information includes the activities of MKS and all of its subsidiaries.

Founded in 1961, MKS develops, manufactures, sells and services products that measure, control, power and monitor critical parameters of advanced manufacturing processes. As of December 31, 2014, MKS employed more than 2,300 individuals.

MKS’ product portfolio includes more than 10,000 products. We group our products into three groups of similar products based upon the similarity of product function. These three groups of products are: Instruments, Control and Vacuum Products, Power and Reactive Gas Products and Analytical Solutions Group Products. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, control and information technology, power and reactive gas generation and vacuum technology. Our products are used in diverse markets, applications and processes. Our primary served markets are manufacturers of semiconductor capital equipment and manufacturers of semiconductor devices, and for other thin film applications including flat panel displays, solar cells, light emitting diodes (LEDs), data storage media and other advanced coatings. We also leverage our technology into other markets with advanced manufacturing processes including medical equipment, pharmaceutical manufacturing, energy generation and environmental monitoring.

Except for our software products and certain metal product lines in our Instruments, Control and Vacuum Products group (e.g. fittings, flanges, tubing, etc.) virtually all of the products we manufacture or contract to manufacture include electronic components, and almost all electronic components and related assemblies include tin (in the form of solder), gold (in the form of the surface finish of connector contacts, connector pins, printed circuit board contacts, etc.) and tantalum (in the form of tantalum capacitors), and occasionally tungsten (in the form of filament wire of indirect gauging measurement technology). As a result, Conflict Minerals are found in almost all of our products.

Supply Chain

With such an extensive product portfolio, our supply chain is highly complex. In 2014, MKS and its subsidiaries purchased supplies from over 1,700 suppliers across the world. In addition to dealing with a very large number of suppliers, MKS deals with multiple tiers of suppliers. We are many steps removed from the mining of the Conflict Minerals and the smelting and refining of the raw ores. We do not buy raw ore or unrefined Conflict Minerals or make purchases from the Covered Countries. We also do not buy directly from smelters or refiners. The smelters and refiners are in the best position in our supply chain to know the origin of the ores. For these reasons, the process of mapping our end-to-end supply chain is extremely onerous.

In order to comply with the Conflict Minerals Rule, we rely on our direct suppliers to provide information on the origin of the Conflict Minerals contained in components and materials supplied to us – including sources of Conflict Minerals that are supplied to them from lower tier suppliers. In 2013, we believed a reasonable approach was to conduct a survey of the suppliers who represented the majority of our expenditures in that year. We sent a survey to 514 of our direct suppliers representing in excess of 77% of our 2013 expenditures. Also in 2013, we prepared a Conflict Minerals presentation at our annual U.S. and Asia supplier conferences and reminded suppliers present of their obligation to complete the survey. We then followed up with periodic electronic reminders to those suppliers who had not completed the surveys.

In 2014, we expanded our supplier outreach efforts by contacting 957 of our direct suppliers representing in excess of 80% of our 2014 expenditures. Despite having conducted a good faith reasonable country of origin inquiry, we are unable to determine the origin of all of the Conflict Minerals in our products and therefore cannot exclude the possibility that some may have originated in the Covered Countries. Due to the complexity of our broad product portfolio and supply chain, it will take additional time for many of our suppliers to verify the origin of the Conflict Minerals in the products they supply to us. We continue to engage with each of these suppliers and they in turn continue to engage with their suppliers. We hope that with additional time, these outreach efforts will result in greater transparency into our supply chain. For these reasons, we are required under the Conflict Minerals Rule to submit to the SEC a Conflict Minerals Report as an exhibit to Form SD. This report must include:

•	a description of the measures we took to exercise due diligence on the Conflict Minerals’ source and chain of custody

•	a description of the products manufactured or contracted to be manufactured that are not “DRC conflict free” (i.e. products containing minerals that finance armed groups in the Covered Countries)

•	the facilities used to process the Conflict Minerals

•	the country of origin of the Conflict Minerals

•	the efforts to determine the mine or location of origin.

In accordance with the The Organisation for Economic Co-operation and Development (OECD) Guidance and the Conflicts Minerals Rule, this report is available on our website http://www.mksinst.com/docs/ur/MKS-ConflictMineralsReport.pdf.

Conflict Minerals Policy

We adopted the following Conflict Minerals Policy:

MKS Conflict Minerals Policy

In 2012, the U.S. Securities and Exchange Commission (the “SEC”) issued its final rule under Section 1502 of the 2010 Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Conflict Minerals Rule”) imposing new disclosure and related supply chain due diligence requirements for public companies regarding their use of “Conflict Minerals” in products they manufacture or contract to manufacture. The goal of this new rule is to curb the violent conflict and human rights abuses in the Democratic Republic of the Congo (“DRC”)1 and adjoining countries that are being financed in part by the exploitation and trade of Conflict Minerals from that region.

The Conflict Minerals Rule defines “Conflict Minerals” as cassiterite (tin), columbite-tantalite (tantalum), wolframite (tungsten), their respective derivatives and gold (commonly referred to as the “3Ts&G”). MKS, being a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes, uses certain of these Conflict Minerals in the manufacturing of its products. MKS is committed to identifying any of its suppliers who source Conflict Minerals from the DRC region from conflict sources. We expect our suppliers to partner with us in this endeavor regardless of whether they are subject to the new Conflict Minerals Rule by providing us with all necessary declarations. We also expect our suppliers to pass this requirement on to their supply chain if they do not source directly from smelters and determine the source of the Conflict Minerals. The process of mapping our end-to-end supply chain is onerous because MKS deals with multiple tiers and a very large number of suppliers. However, MKS is committed to this effort and should MKS discover at any time that any of its suppliers are sourcing materials from the DRC region from conflict sources, MKS will work with the supplier to end this practice and if the supplier refuses, MKS will work diligently to identify and partner with an alternative supplier.

If you have any questions regarding MKS’ Policy on Conflict Minerals, please contact us at conflictminerals@mksinst.com

Our policy is publicly available on our website at http://www.mksinst.com/docs/ur/MKS-ConflictMinerals-Stmt.pdf.

2.	Due Diligence Process

2.1	Design of Due Diligence

Our due diligence process has been designed to conform generally with the framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance) and the related Supplements for gold and for tin, tantalum and tungsten.

Our due diligence process includes:

•	the adoption of a Conflict Minerals Policy,

•	the establishment of a cross-functional team for complying with the Conflict Minerals Rule,

•	engagement of suppliers,

•	due diligence compliance process and measurement,

[1]	Conflict Minerals procured from the following “covered countries” are the focus of the Rule: the DRC, Angola, Burundi, the Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia.

•	extensive record keeping and

•	continued follow-up communication with suppliers.

2.2	Management Systems

As described above, MKS has adopted a company policy which is posted on our website at http://www.mksinst.com/docs/ur/MKS-ConflictMinerals-Stmt.pdf.

Internal Team

MKS has established a cross-functional team led by our Director of Global Quality Systems who has over twenty years of experience working with our complex supply chain. The team is responsible for implementing our Conflict Minerals compliance strategy. Senior management is briefed about the results of our due diligence efforts on a regular basis.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have established, where practicable, long-term relationships with our numerous suppliers. We have communicated to our suppliers our expectations with respect to the Conflict Minerals Rule. In addition, in December 2014 we incorporated our expectations with respect to our Conflict Mineral Policy and reporting obligation into the terms and conditions of our supplier contracts.

Maintain records

We have developed an internal system for documenting the implementation, management and monitoring of our Conflict Minerals Program.

2.3	Identify and assess risk in the supply chain

Because of our size, the complexity of our products, and the depth and breadth of our supply chain, it is difficult to identify suppliers upstream from our direct suppliers. In 2014, we reached out to 957 of our direct suppliers representing over 80% of our supplier spend. We rely on these suppliers, whose components contain Conflict Minerals, to provide us with information about the source of Conflict Minerals contained in the components supplied to us. Our direct suppliers are similarly reliant upon information provided by their suppliers. While we did receive significantly more information relating to smelters/refiners used in our supply chain in 2014 as compared to 2013, several of our direct suppliers and distributors either: (i) did not respond to our survey despite follow-up requests, (ii) responded to our survey with incomplete or inconsistent information, or (iii) responded to our survey with a form letter informing us that they would not be completing the survey due to a variety of reasons, including, but not limited to: (a) lack of resources, (b) the fact that only de minimis amounts of Conflict Minerals were contained in their products, and/or (c) the supplier was not subject to the Conflict Minerals Rule. In general, follow-up requests to these suppliers did not produce additional information unless we had leverage with a particular supplier due to the amount of our spend with such supplier. More time is still needed to determine all of the smelters/refiners used in our supply chain. The list set forth on Exhibit A includes all of the smelter/refiners included in the surveys completed by our direct suppliers. Many of these smelters/refiners appear on the EICC Conflict-Free Sourcing Initiatives Conflict-Free Smelter Program Compliant Tantalum, Tin, Tungsten and Gold Smelter Lists. MKS plans to continue its efforts to identify all of the Conflict Minerals’ smelters/refiners used in our supply chain through a combination of annual supplier surveys and direct follow-up supplier engagement.

2.4	Design and Implement a Strategy to Respond to Risks

MKS has a risk management plan, through which the Conflict Minerals program is implemented, managed and monitored. Updates to this risk assessment are provided regularly to senior management.

As part of our risk management plan, to ensure suppliers understand our expectations, in addition to the Conflict Minerals Policy that we published on our website, we incorporated our expectations with respect to our Conflict Mineral Policy into the terms and conditions of our supplier contracts. We also distributed a Conflict Mineral reporting instruction letter and survey to our worldwide suppliers who represent over 80% of our 2014 supplier spend and held individual follow-up calls and/or sent emails with those suppliers whose survey responses were incomplete, unclear or seemed erroneous based on our knowledge of the materials we purchase from that supplier.

As described in our Conflict Minerals Policy, we will work with any of our suppliers whom we have reason to believe is supplying us with Conflict Minerals from sources that may support conflict in the DRC or any adjoining country to end this practice and if the supplier refuses, we will work diligently to identify and partner with an alternative supplier of Conflict Minerals that does not support such conflict. To date, we have been informed that two of our suppliers use Conflict Minerals that originated from the Covered Countries but with further due diligence, we confirmed that such Conflict Minerals were sourced from conflict-free smelters identified on the EICC Conflict-Free Sourcing Initiatives Conflict-Free Smelter Program Compliant Tantalum, Tin, Tungsten and Gold Smelter Lists. We are not aware of any other instance where we have reason to believe any of our suppliers are supplying us with Conflict Minerals from a source that may support conflict in the DRC or any adjoining country.

2.5	Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with Conflict Minerals smelters and refiners and do not perform or direct audits of these entities within our supply chain. We rely on audits performed by industry groups like the Electronics Industry Citizenship Coalition-Global e-Sustainability Initiative’s (EICC-GeSI) Conflict Free Sourcing Initiative (CFSI).

2.6	Report on supply chain due diligence

This report is available on our website at http://www.mksinst.com/docs/ur/MKS-ConflictMineralsReport.pdf.

3.	Due Diligence Results

Request Information

We conducted a survey of those suppliers described above using the EICC/GeSI template, known as the Conflict Minerals Reporting Template (the template). The template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s Conflict Minerals policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of Conflict Minerals included in their products.

Survey Responses

We received responses from approximately 78% of the suppliers surveyed, representing 87% of our supplier spend surveyed. We reviewed the responses against criteria developed to determine which required further engagement with our suppliers. The vast majority of our suppliers provided data at a company level (vs. a product level). In several of the responses received, (i) the responses were incomplete and/or contained inconsistencies within the data reported in the template and (ii) the identities of the smelters or refiners were not known. We continue to engage directly with these suppliers to provide revised or missing information. We are therefore not yet in a position to verify that all of the smelters or refiners in our supply chain are certified as conflict-free by the EICC.

Efforts to determine mine or location of origin

In our supplier survey, we requested our suppliers to identify the smelter or refiner used in their respective supply chain. We have determined that seeking information about Conflict Minerals smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the Conflict Minerals in our supply chain. The table set forth on Exhibit A hereto lists the smelter or refiner facilities identified by our suppliers. We know this list is incomplete as several of our suppliers either did not return a completed survey or returned an incomplete survey which did not include smelter or refiner names. We expect that with more time, more upstream suppliers will be in a better position to identify relevant smelters and refiners and will in turn pass that information further down the supply chain so that this list will be more complete.

4.	Steps to be taken going forward

We intend to take the following steps in 2015 to improve the due diligence conducted with respect to our supply chain:

a.	Identify and implement changes to improve the process used to collect survey responses from our very large number of direct suppliers. In particular, identify ways to streamline supplier outreach and automate content of supplier responses.

b.	Distribute to our suppliers a new version of our supplier manual in which suppliers will be reminded, among other things, of our expectations with respect to Conflict Minerals reporting.

c.	Expand the number of suppliers requested to supply information.

d.	Continue to engage with suppliers to attempt to increase the response rate and improve the content of the supplier survey responses.

e.	If any of our suppliers are found to be supplying us with Conflict Minerals from sources that support conflict in the Covered Countries, to work with the supplier to end this practice and if the supplier refuses, to work diligently to identify and partner with an alternative supplier.

EXHIBIT A

Smelter List
	Metal	Smelter Name	Smelter Country	Smelter ID*

1	Gold	Advanced Chemical Company	UNITED STATES	CID000015
2	Gold	Aida Chemical Industries Co. Ltd.	JAPAN	CID000019
3	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
4	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
5	Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL	CID000058
6	Gold	Anhui Tongling non-ferrous Pioneer Metals Corporation	CHINA	CID000060
7	Gold	ANZ	Australia
8	Gold	Argor-Heraeus SA	SWITZERLAND	CID000077
9	Gold	Asahi Pretec Corporation	JAPAN	CID000082
10	Gold	Asaka Riken Co Ltd	JAPAN	CID000090
11	Gold	Asarco	UNITED STATES
12	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
13	Gold	Aurubis AG	GERMANY	CID000113
14	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
15	Gold	Bauer Walser AG	GERMANY	CID000141
16	Gold	Boliden AB	SWEDEN	CID000157
17	Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
18	Gold	Caridad	MEXICO	CID000180
19	Gold	Cendres + Métaux SA	SWITZERLAND	CID000189
20	Gold	CHALCO Yunnan Copper CO. Ltd.	CHINA	CID000190
21	Gold	Chimet S.p.A.	ITALY	CID000233
22	Gold	China Gold International Resources Corp. Ltd	CHINA	CID000231
23	Gold	China Golddeal Investment Co. Ltd	CHINA
24	Gold	China National Gold Group Corporation	CHINA	CID000242
25	Gold	China’s Shangdong Gold Mining Co.Ltd	CHINA
26	Gold	Chugai Mining	JAPAN	CID000264
27	Gold	Codelco	CHILE
28	Gold	Colt Refining	UNITED STATES	CID000288
29	Gold	Cookson Sempsa	SPAIN
30	Gold	Daejin Indus Co. Ltd	KOREA	CID000328
31	Gold	DaeryongENC	KOREA	CID000333
32	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
33	Gold	Do Sung Corporation	KOREA	CID000359
34	Gold	Doduco	GERMANY	CID000362
35	Gold	Dosung metal	KOREA
36	Gold	Dowa	JAPAN	CID000401

Smelter List
	Metal	Smelter Name	Smelter Country	Smelter ID*

37	Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
38	Gold	Enthone	UNITED STATES
39	Gold	Ferro Corporation	UNITED STATES
40	Gold	FSE Novosibirsk Refinery	Russian Federation	CID000493
41	Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA	CID000522
42	Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
43	Gold	Guangxi China Tin Group	CHINA
44	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
45	Gold	Harima Smelter	JAPAN
46	Gold	Heimerle + Meule GmbH	GERMANY	CID000694
47	Gold	Henan Province in Gold Investment Management Ltd.	CHINA
48	Gold	Henan Sanmenxia Lingbao City Jinyuan Mining Industry Co., Ltd.	CHINA
49	Gold	Heraeus	CHINA
50	Gold	Heraeus	HONG KONG	CID000706
51	Gold	Heraeus (Zhaoyuan) Precious Metal Materials Co., Ltd.	CHINA
52	Gold	Heraeus Group	UNITED STATES
53	Gold	Heraeus Ltd. Hong Kong	HONG KONG	CID000707
54	Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
55	Gold	HERAEUS ORIENTAL HITEC	Korea
56	Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
57	Gold	Heraeus Precious Metals North America	UNITED STATES
58	Gold	Heraeus Zhaoyuan Precious Metal Materials Co., Ltd	CHINA
59	Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	CID000767
60	Gold	Hung Cheong Metal Manufacturing Limited	CHINA
61	Gold	Hwasung CJ Co. Ltd	KOREA	CID000778
62	Gold	ICBC	CHINA
63	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801
64	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
65	Gold	Istanbul Gold Refinery	TURKEY	CID000814
66	Gold	Japan Mint	JAPAN	CID000823
67	Gold	Japan Pure Chemical	JAPAN
68	Gold	Jiangxi Copper Company Limited	CHINA
69	Gold	Jiangxi Copper Company Limited	CHINA	CID000855
70	Gold	Jinfeng Gold Mine Smelter	CHINA
71	Gold	Jinlong Copper Group Ltd.	CHINA

Smelter List
	Metal	Smelter Name	Smelter Country	Smelter ID*

72	Gold	Johnson Matthey Inc	UNITED STATES	CID000920
73	Gold	Johnson Matthey Ltd	CANADA	CID000924
74	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
75	Gold	JSC Uralectromed	Russian Federation	CID000929
76	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
77	Gold	Kanfort Industrial (Yantai)	CHINA
78	Gold	Kazzinc Ltd	KAZAKHSTAN	CID000957
79	Gold	Kee Shing	Hong Kong
80	Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969
81	Gold	Kojima Chemicals Co., Ltd	JAPAN	CID000981
82	Gold	Korea Metal Co. Ltd	KOREA	CID000988
83	Gold	Kunshan Jinli chemical industry reagents co., inc	CHINA
84	Gold	Kyocera	JAPAN
85	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
86	Gold	L’ azurde Company For Jewelry	SAUDI ARABIA	CID001032
87	Gold	La Caridad	Mexico
88	Gold	Lingbao Gold Company Limited	CHINA	CID001056
89	Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA	CID001058
90	Gold	London Bullion Market Association	United Kingdom
91	Gold	LS-NIKKO Copper Inc.	KOREA	CID001078
92	Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA	CID001093
93	Gold	Materion	UNITED STATES	CID001113
94	Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
95	Gold	Metalor	UNITED STATES
96	Gold	Metalor	Germany
97	Gold	Metalor Technologies SA	SWITZERLAND	CID001153
98	Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG	CID001149
99	Gold	Metalor Technologies SA	SWITZERLAND	CID001152
100	Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157
101	Gold	Metalor, Shanghai	China
102	Gold	Met-Mex Peñoles, S.A.	MEXICO	CID001161
103	Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
104	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
105	Gold	MK electron	KOREA
106	Gold	MKE	KOREA
107	Gold	Morigin Company	JAPAN
108	Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
109	Gold	N.E.Chemcat Corporation	JAPAN
110	Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220

Smelter List
	Metal	Smelter Name	Smelter Country	Smelter ID*

111	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
112	Gold	Nihon Material Co. LTD	JAPAN	CID001259
113	Gold	Niihama Nickel Refinery	JAPAN
114	Gold	Ningbo Kangqiang	CHINA
115	Gold	Nippon mining and Metals	Japan
116	Gold	FSE Novosibirsk Refinery	Russian Federation
117	Gold	Ohio Precious Metals, LLC	UNITED STATES	CID001322
118	Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN	CID001325
119	Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russian Federation	CID001326
120	Gold	OJSC Kolyma Refinery	Russian Federation	CID001328
121	Gold	PAMP SA	SWITZERLAND	CID001352
122	Gold	Pan Pacific Copper Co. LTD	JAPAN
123	Gold	Penglai Penggang Gold Industry Co Ltd	CHINA	CID001362
124	Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
125	Gold	PRECIOUS METAL SALES CORP.	UNITED STATES
126	Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
127	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
128	Gold	PX Précinox SA	SWITZERLAND	CID001498
129	Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA	CID001512
130	Gold	Royal Canadian Mint	CANADA	CID001534
131	Gold	Sabin Metal Corp.	UNITED STATES	CID001546
132	Gold	Samduck Precious Metals	KOREA	CID001555
133	Gold	SAMWON METALS Corp.	KOREA	CID001562
134	Gold	Schone Edelmetaal	NETHERLANDS	CID001573
135	Gold	SD (Samdok) Metal	KOREA
136	Gold	SEMPSA Joyería Platería SA	SPAIN	CID001585
137	Gold	SENJU METAL INDUSTRY CO.,LTD.	JAPAN
138	Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
139	Gold	Shandong Gold Mining Co., Ltd	CHINA
140	Gold	Shandong Tiancheng Biological Gold Industrial Co. Ltd.	CHINA
141	Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	CID001622
142	Gold	Shanghai Gold Exchange	CHINA	CID001631
143	Gold	Shenzhen Heng Zhong Industry Co.,Ltd.	CHINA
144	Gold	SHENZHEN Tiancheng Chemical Co, LTD	CHINA
145	Gold	Cooper Santa	BRAZIL	CID000295
146	Gold	EM Vinto	BOLIVIA	CID000438
147	Gold	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
148	Gold	Mineração Taboca S.A.	BRAZIL	CID001173

Smelter List
	Metal	Smelter Name	Smelter Country	Smelter ID*

149	Gold	Minsur	PERU	CID001182
150	Gold	OMSA	BOLIVIA	CID001337
151	Gold	PT Timah	INDONESIA	CID001482
152	Gold	Thaisarco	THAILAND	CID001898
153	Gold	Yunnan Tin Company, Ltd.	CHINA	CID002180
154	Gold	So Accurate Group, Inc.	UNITED STATES	CID001754
155	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
156	Gold	Sojitz	JAPAN
157	Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
158	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
159	Gold	Suzhou Xingrui Noble	CHINA
160	Gold	Tai zhou chang san Jiao electron co., LTD	CHINA
161	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
162	Gold	Technic Inc	UNITED STATES
163	Gold	The Gold Smelter of Guangdong, Gao Yao He Tai Gold Mining	CHINA
164	Gold	The Great Wall Gold and Silver Refinery of China	CHINA	CID001909
165	Gold	THE HUTTI GOLD MINES CO.LTD	INDIA
166	Gold	The Hutti Gold Mining Company	INDIA
167	Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA	CID001916
168	Gold	Tokuriki Honten Co., Ltd	JAPAN	CID001938
169	Gold	Tong Ling Jin Dian electrical technology CO. LTD.	CHINA
170	Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA	CID001947
171	Gold	Torecom	KOREA	CID001955
172	Gold	Toyo Smelter & Refinery of Sumitomo Metal Mining Co.,ltd	JAPAN
173	Gold	Umicore Brasil Ltda	BRAZIL	CID001977
174	Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
175	Gold	Umicore Precious Metal Refining	UNITED STATES
176	Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980
177	Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
178	Gold	Valcambi SA	SWITZERLAND	CID002003
179	Gold	W.C. Heraeus GmbH	GERMANY
180	Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
181	Gold	Williams/ Williams Brewster	UNITED STATES
182	Gold	Wuxi Middle Treasures Materials	CHINA
183	Gold	CCR Refinery – Glencore Canada Corporation	CANADA	CID000185
184	Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN	CID002100

Smelter List
	Metal	Smelter Name	Smelter Country	Smelter ID*

185	Gold	Yantai Zhaojin Kanfort Precious Metals Incorporated Company	CHINA
186	Gold	Yokohama Metal Co Ltd	JAPAN	CID002129
187	Gold	Yoo Chang Metal Industries Co Ltd.	Chile
188	Gold	Yunnan Copper Industry Co Ltd	CHINA	CID000197
189	Gold	Zhao Jin Mining Industry Co. Ltd	CHINA
190	Gold	Zhao Yun Jin Kuang	CHINA
191	Gold	Zhaojin Lai Fuk	CHINA
192	Gold	Zhaoyuan Gold mine	CHINA
193	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
194	Gold	Zhongkuang Gold Industry Limited Company	CHINA
195	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
196	Gold	Zijin Mining Group Co. Ltd	CHINA	CID002243
197	Gold	Gong An Ju Tong Yi Gou Mai	CHINA
198	Gold	Yantai Zhaojin Kanfort Precious Metals Co. Ltd	CHINA
199	Tantalum	A&M Minerals Ltd.	AUSTRALIA
200	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
201	Tantalum	CIF	BRAZIL
202	Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
203	Tantalum	Duoluoshan	CHINA	CID000410
204	Tantalum	Ethiopian Minerals Development Share Co.	ETHIOPIA
205	Tantalum	Exotech Inc.	UNITED STATES	CID000456
206	Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
207	Tantalum	Fujian Nanping	CHINA
208	Tantalum	Gannon & Scott	UNITED STATES
209	Tantalum	Global Advanced Metals	UNITED STATES	CID000564
210	Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
211	Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557
212	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
213	Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
214	Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545
215	Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
216	Tantalum	H.C. Starck Group	GERMANY	CID000654
217	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
218	Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548
219	Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
220	Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002550
221	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492

Smelter List
	Metal	Smelter Name	Smelter Country	Smelter ID*

222	Tantalum	Hi-Temp	UNITED STATES	CID000731
223	Tantalum	Jiangzi Yichum	CHINA
224	Tantalum	Jiujiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
225	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
226	Tantalum	KEMET Blue Metals	MEXICO	CID002539
227	Tantalum	Kemet Blue Powder	UNITED STATES	CID000963
228	Tantalum	King-Tan Tantalum Industry Ltd	CHINA	CID000973
229	Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
230	Tantalum	Metal Do	JAPAN
231	Tantalum	Metallurgical Products India Pvt. Ltd.	INDIA	CID001163
232	Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175
233	Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192
234	Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200
235	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
236	Tantalum	KEMET Blue Powder	UNITED STATES	CID002568
237	Tantalum	Nippon Mining & Metals Co.,Ltd.	JAPAN
238	Tantalum	NTET, Thailand	THAILAND
239	Tantalum	Plansee	AUSTRIA	CID001368
240	Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
241	Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
242	Tantalum	QuantumClean	UNITED STATES	CID001508
243	Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA	CID001522
244	Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA	CID001634
245	Tantalum	Solikamsk Metal Works	Russian Federation	CID001769
246	Tantalum	Taki Chemicals	JAPAN	CID001869
247	Tantalum	Tantalite Resources	SOUTH AFRICA	CID001879
248	Tantalum	Telex	UNITED STATES	CID001891
249	Tantalum	Ulba	KAZAKHSTAN	CID001969
250	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA	CID002307
251	Tantalum	Zhuzhou Cement Carbide	CHINA	CID002232
252	Tin	5N Plus Lübeck GmbH	GERMANY
253	Tin	5NPlus	United Kingdom
254	Tin	Act Japan	JAPAN
255	Tin	AIM	United Kingdom
256	Tin	Alpha Metals Taiwan	TAIWAN
257	Tin	Amalgamated Metal Corporation PLC	INDONESIA
258	Tin	Amalgamated Metals Corporation	United Kingdom
259	Tin	American Iron and Metal	CANADA
260	Tin	An Xin Xuan Xin Yue Se Jin Shu Co. LTD	CHINA

Smelter List
	Metal	Smelter Name	Smelter Country	Smelter ID*

261	Tin	ANCHEN SOLDER TIN PRODUCTS CO., LTD	CHINA
262	Tin	Aoki Labatories Ltd	CHINA
263	Tin	Asahi Solder Technology (Wuxi) Co. Ltd.	CHINA
264	Tin	Assaf Conductors Ltd.	UNITED STATES
265	Tin	Balver Zinn	GERMANY
266	Tin	BANTIAAN LONGGANG DISTRICT, SHENZHEN CITY	CHINA
267	Tin	Best Metals	BRAZIL
268	Tin	Brinkmann Chemie AG	GERMANY
269	Tin	Butterworth Smelter	MALAYSIA
270	Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	BRAZIL
271	Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
272	Tin	China Rare Metal Materials Company	CHINA	CID000244
273	Tin	China Tin Group Co. Ltd	CHINA
274	Tin	China Tin Smelter Co., Inc	CHINA
275	Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
276	Tin	Complejo Metalurico Vinto S.A.	BOLIVIA
277	Tin	Continental	UNITED STATES
278	Tin	Alpha	UNITED STATES	CID000292
279	Tin	Cooper Santa	BRAZIL
280	Tin	COOPERMETAL - Cooperative Metalurgica de Rondonia Ltda.	BRAZIL
281	Tin	Copyright Liuzhou China Tin Group CO.,LTD.	CHINA
282	Tin	CV Duta Putra Bangka	INDONESIA
283	Tin	CV Gita Pesona	INDONESIA	CID000306
284	Tin	CV JusTindo	INDONESIA	CID000307
285	Tin	CV Makmur Jaya	INDONESIA	CID000308
286	Tin	CV Nurjanah	INDONESIA	CID000309
287	Tin	PT Prima Timah Utama	INDONESIA	CID001458
288	Tin	CV Serumpun Sebalai	INDONESIA	CID000313
289	Tin	CV United Smelting	INDONESIA	CID000315
290	Tin	DUKSAN HI-METAL	KOREA
291	Tin	EBARA-UDYLITE	China
292	Tin	EM Vinto	BOLIVIA
293	Tin	EMPRESA METALÚRGICA VINTO (ENAF)	BOLIVIA
294	Tin	ENAF	BOLIVIA
295	Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
296	Tin	Feinhütte Halsbrücke GmbH	Germany
297	Tin	Fenix Metals	POLAND	CID000468

Smelter List
	Metal	Smelter Name	Smelter Country	Smelter ID*

298	Tin	Funsur	PERU
299	Tin	Minsur	PERU
300	Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA	CID000538
301	Tin	Gejiu Zi-Li	CHINA	CID000555
302	Tin	GeJiu Zili Mining & Smel Ting Co., Ltd.	CHINA
303	Tin	Gold Bell Group	CHINA
304	Tin	Grant Manufacturing and Alloying	UNITED STATES
305	Tin	GUANG XI HUA XI CORP	CHINA
306	Tin	Guangxi Nonferrous Metals Group ( Hechi Xinhua smelting limited company )	China
307	Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA	CID000278
308	Tin	Guangxi Zhongshan Gold Bell Smelting Co. Ltd	CHINA
309	Tin	Habia Cable GmbH	GERMANY
310	Tin	Heraeus Materials Technology GmbH & Co. KG	GERMANY
311	Tin	Huaxi Guangxi Group	CHINA
312	Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
313	Tin		CHINA	CID000760
314	Tin	IBF IND Brasilleira de Ferroligas Ltd.	BRAZIL
315	Tin	IMPAG AG	SWITZERLAND
316	Tin	Indonesain State Tin Corporation	INDONESIA
317	Tin	Indonesain Tin Ingot	INDONESIA
318	Tin	Indonesian State Tin Corporation	INDONESIA
319	Tin	International Wire Group, Inc	UNITED STATES
320	Tin	ISHIHARA CHEMICAL CO., LTD.	JAPAN
321	Tin	JAN JANQ	INDONESIA
322	Tin	JAU JANQ ENTERPRISE CO., LTD.	TAIWAN
323	Tin	Jean Goldschmidt International	BELGIUM	CID000835
324	Tin	JI,Jenderal Sudirman 51 Pangkal Pinang 33121,Bangka,Indonesia	INDONESIA
325	Tin	Jiangxi Nanshan	CHINA	CID000864
326	Tin	Jiangxi Shunda Huichang Kam Tin Co. LTD	CHINA
327	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
328	Tin	Kaimeng(Gejiu) Industry and Trade Co., In.	CHINA
329	Tin	Kalas Wire	UNITED STATES
330	Tin	Keeling & Walker	PERU
331	Tin	Ketabang	INDONESIA
332	Tin	Kihong T	INDONESIA
333	Tin	Koba/Primah	INDONESIA
334	Tin	Koki Products Co., Ltd	JAPAN

Smelter List
	Metal	Smelter Name	Smelter Country	Smelter ID*

335	Tin	Kovohute Pribram Nastupnicka AS	CZECH REPUBLIC
336	Tin	KOVOHUTE PRÍBRAM NÁSTUPNICKÁ, A.S.	CZECH REPUBLIC
337	Tin	Kundar Smelter	INDONESIA
338	Tin	Kupol	Russian Federation
339	Tin	Laybold	Malaysia
340	Tin	Linwu Xianggui Smelter Co	CHINA	CID001063
341	Tin	China Tin Group Co., Ltd.	CHINA	CID001070
342	Tin	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL	CID002468
343	Tin	Malaysia Smelting Corp	MALAYSIA
344	Tin	Materials Eco-Refining CO.,LTD	JAPAN
345	Tin	MCP Metal Specialist	United Kingdom
346	Tin	Melt Metais e Ligas S/A	BRAZIL	CID002500
347	Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
348	Tin	Metallic Materials Branch l of Guangxi China Tin Group	CHINA
349	Tin	Metallic Resources Inc	UNITED STATES	CID001242
350	Tin	Metallo Chimique	BELGIUM	CID001143
351	Tin	Metalor	UNITED STATES
352	Tin	Metalor USA Refining Corporation	UNITED STATES
353	Tin	Mineração Taboca S.A.	BRAZIL
354	Tin	Ming Li Jia smelt Metal Factory	CHINA
355	Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA	CID001179
356	Tin	Minsur Brand / Funsur Smelter	PERU
357	Tin	Minsur	PERU
358	Tin	Minsur Mines	PERU
359	Tin	Minsur S.A. Tin Metal	PERU
360	Tin	Minsur S.A. Tin Metal	PERU
361	Tin	Minsur S.A. Tin Metal	PERU
362	Tin	Minsur S.A. Tin Metal	PERU
363	Tin	Minsur S.A. Tin Metal (&Mineração Taboca S.A.)	UNITED STATES
364	Tin	Minsur, Funsur,	Peru
365	Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
366	Tin	MITSUI HIGH-TEC(SHANGHAI) CO., LTD	CHINA
367	Tin	Nankang Nanshan Tin Manufactory Co., Ltd	CHINA
368	Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
369	Tin	Nathan Trotter & Co., Inc.	UNITED STATES	CID001234
370	Tin	NGHE Tin Non-Ferrous Metal	VIET NAM
371	Tin	NGHE Tin Non-Ferrous Metal Company	CHINA
372	Tin	NIHON GENMA MFG.CO.,LTD.	JAPAN

Smelter List
	Metal	Smelter Name	Smelter Country	Smelter ID*

373	Tin	Nihon Kagaku Sangyo Co. LTD	JAPAN
374	Tin	Nihon Superior	JAPAN
375	Tin	Nippon Filler Metals LTD	JAPAN
376	Tin	Novosibirsk Integrated Tin Works	Russian Federation	CID001305
377	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
378	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
379	Tin	OMSA	BOLIVIA
380	Tin	Poongsan Corporation	KOREA
381	Tin	Posco	KOREA
382	Tin	ProtekDevice	USA
383	Tin	PT Alam Lestari Kencana	INDONESIA	CID001393
384	Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
385	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
386	Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
387	Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
388	Tin	PT Bangka Kudai Tin	INDONESIA	CID001409
389	Tin	PT Bangka Putra Karya	INDONESIA	CID001412
390	Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416
391	Tin	PT Bangka Tin Industry	INDONESIA	CID001419
392	Tin	PT Bangka Tommy Utama	INDONESIA
393	Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
394	Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
395	Tin	PT Bukit Timah	INDONESIA	CID001428
396	Tin	PT Citralogam	INDONESIA
397	Tin	PT DS Jaya Abadi	INDONESIA	CID001434
398	Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
399	Tin	PT Fang Di MulTindo	INDONESIA	CID001442
400	Tin	PT HP Metals Indonesia	INDONESIA	CID001445
401	Tin	PT Indra Eramulti Logam Industri	INDONESIA
402	Tin	Pt Inti Stania Prima	INDONESIA
403	Tin	PT Karimun Mining	INDONESIA	CID001448
404	Tin	PT Koba Tin	INDONESIA	CID001449
405	Tin	PT Mitra Stania Prima	INDONESIA	CID001453
406	Tin	PT Panca Mega Persada	INDONESIA	CID001457
407	Tin	PT REFINED BANGKA TIN	INDONESIA	CID001460
408	Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
409	Tin	PT Seirama Tin investment	INDONESIA	CID001466
410	Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
411	Tin	PT Sumber Jaya Indah	INDONESIA	CID001471

Smelter List
	Metal	Smelter Name	Smelter Country	Smelter ID*

412	Tin	PT Supra Sukses Trinusa	INDONESIA	CID001476
413	Tin	PT Tambang Timah	INDONESIA	CID001477
414	Tin	PT Timah	INDONESIA
415	Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486
416	Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
417	Tin	PT Tommy Utama	INDONESIA	CID001493
418	Tin	PT Yinchendo Mining Industry	INDONESIA	CID001494
419	Tin	PT.Citralogam	INDONESIA
420	Tin	PT.KOBA TIN	INDONESIA
421	Tin	PT.Tanloaug Timah	INDONESIA
422	Tin	PT.TIMAH TBK	INDONESIA
423	Tin	Puretech	Russian Federation
424	Tin	REDRING SOLDER	MALAYSIA
425	Tin	REDSUN	TAIWAN
426	Tin	ROHM & HAAS	China
427	Tin	Rohm und Haas	GERMANY
428	Tin	Rui Da Hung	TAIWAN	CID001539
429	Tin	S Company	THAILAND
430	Tin	SA Minsur	PERU
431	Tin	Samhwa Non-Ferrous Metal Ind. Co. Ltd.	KOREA
432	Tin	Samsung Electro-mechanics Co., Ltd.	INDONESIA
433	Tin	Schloetter Co. LTD	United Kingdom
434	Tin	SENJU METAL INDUSTRY CO,LTD.	JAPAN
435	Tin	Settu Chemical Industry	JAPAN
436	Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA
437	Tin	Shandong,zhaoyuan,zhaojin	CHINA
438	Tin	SHANGHAI YUANHAO SURFACE FINSHING CO., LTD	CHINA
439	Tin	Shenzhen Hongchang Metal Manufacturing Factory.	CHINA
440	Tin	SHENZHEN RUI XIANG HAO INDUCTRIAL CO., LTD	CHINA
441	Tin	SHUER DER INDUSTRY (JIANGSU) CO.,LTD	CHINA
442	Tin	Singapore Asahi Chemical &Solder Industries	SINGAPORE
443	Tin	SIP	INDONESIA
444	Tin	HuaXi Jin Shu Cai Liao Feng Gong Si~HuaXi	CHINA
445	Tin	Snow up to the city of suzhou chemical CO.,LTD.	CHINA
446	Tin	SOFT METAIS LTDA	BRAZIL	CID001758
447	Tin	Solder Coat Co. LTD.	JAPAN
448	Tin	Standard Lublin z o.o. (intermediary)	POLAND

Smelter List
	Metal	Smelter Name	Smelter Country	Smelter ID*

449	Tin	Taboca	THAILAND
450	Tin	Taicang City Nancang Metal Meterial Co.,Ltd	CHINA
451	Tin	Nancang Metal Material Co.,Ltd	CHINA
452	Tin	TAIWAN TOTAI CO., LTD.	TAIWAN
453	Tin	Tanaka Kikinzoku Kogyo K.K.	JAPAN
454	Tin	TCC Steel	KOREA
455	Tin	Tennant Metal Pty Ltd.	AUSTRALIA
456	Tin	Thailand Smelting and Refining CO.,LTD.	THAILAND
457	Tin	Thaisarco	THAILAND
458	Tin	The force bridge surface treatment Material Factoryu	CHINA
459	Tin	The Nankang Nanshan Tin Co., Ltd.	CHINA
460	Tin	TIMAH	INDONESIA
461	Tin	Tinasui Ling Bo Technology Co., Ltd	CHINA
462	Tin	Tong Ding Metal Company LTD	CHINA
463	Tin	Tongding Group	CHINA
464	Tin	Traxys	FRANCE
465	Tin	Tungsten- Xiamen Tungsten Co Ltd	CHINA
466	Tin	Umicore Precious Metal (S) Pte Ltd.	SINGAPORE
467	Tin	Uniforce Metal Industrial Corp.	TAIWAN
468	Tin	Univertical International (Suzhou) Co., Ltd.	CHINA
469	Tin	WC Heraeus Hanau	GERMANY
470	Tin	Well-Lin Enterprise Co., Ltd	TAIWAN
471	Tin	Western Australian Mint trading as The Perth Mint	AUSTRALIA
472	Tin	Westfalenzinn	GERMANY
473	Tin	Westfalenzinn J. Jost KG	GERMANY
474	Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
475	Tin	Willhelm Westmetall	GERMANY
476	Tin	Wind Yunnan nonferrous Metals Co. LTD	CHINA
477	Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	CHINA
478	Tin	Wuxi Ishikawa Metal Co. Ltd	JAPAN
479	Tin	wuxi yunxi	CHINA
480	Tin	XiHai	CHINA
481	Tin	Yannan Tin Group(Holding)Co.,Ltd	CHINA
482	Tin	Yantai ZhaoJin Kasfort Precious Incorporated Company	CHINA
483	Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	CHINA
484	Tin	YTMM	CHINA
485	Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA	CID002158

Smelter List
	Metal	Smelter Name	Smelter Country	Smelter ID*

486	Tin	Yunnan Tin Group Company Limited	CHINA
487	Tin	Yunnan Tin Company Limited	CHINA
488	Tin	YunNan XiYe	China
489	Tin	Yuntinic Resources Inc.	CHINA
490	Tin	YunXi	CHINA
491	Tin	Yun’xin Non-ferrous Electroanalysis Ltd	CHINA
492	Tin	Zhejiang Huangyan Xinqian Electrical Parts Factory	CHINA
493	Tin	ZhongShi	CHINA
494	Tin	Zhuhai Horyison Solder Co., Ltd	CHINA
495	Tin	Thaisarco	China
496	Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
497	Tungsten	Allied material Corp.	JAPAN
498	Tungsten	ALMT	CHINA
499	Tungsten	A.L.M.T. Corp.	JAPAN
500	Tungsten	Alta Group	UNITED STATES
501	Tungsten	Altlantic Metals	UNITED STATES
502	Tungsten	ATI Tungsten Materials	UNITED STATES
503	Tungsten	Kennametal Huntsville	UNITED STATES	CID000105
504	Tungsten	Axis Material Limited	JAPAN
505	Tungsten	Beijing Zenith Materials	CHINA
506	Tungsten	CB-Ceratizit CN	CHINA
507	Tungsten	Ceratizit S.A	LUXEMBOURG
508	Tungsten	ChangChun up-optech	CHINA
509	Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	CHINA	CID000218
510	Tungsten	China Minmetals Nonferrous Metals Co Ltd	CHINA
511	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
512	Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA	CID000258
513	Tungsten	CWB Materials	UNITED STATES
514	Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
515	Tungsten	DAYU WEILIANG TUNGSTEN CO.,LTD	China
516	Tungsten	Degutea	Korea
517	Tungsten	Exotech Inc.	UNITED STATES
518	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
519	Tungsten	Ganzhou Grand Sea W & Mo Group Co., Ltd.	CHINA	CID000524
520	Tungsten	GANZHOU HONGFEI W&Mo MATERIALS CO.,LTD.	CHINA
521	Tungsten	Ganzhou Huaxing Tungsten	CHINA
522	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
523	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494

Smelter List
	Metal	Smelter Name	Smelter Country	Smelter ID*

524	Tungsten	Ganzhou Sinda W&Mo Co., Ltd	CHINA
525	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568
526	Tungsten	H.C. Starck GmbH	GERMANY	CID002541
527	Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
528	Tungsten	HC Starck GmbH	GERMANY	CID000683
529	Tungsten	Hitachi Ltd	JAPAN
530	Tungsten	Hunan Chenzhou Mining Group Co	CHINA	CID000766
531	Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA	CID000769
532	Tungsten	IES Technical Sales	UNITED STATES
533	Tungsten	ILJIN DIAMOND CO., LTD	KOREA
534	Tungsten	Izawa Metal Co. Ltd	JAPAN
535	Tungsten	Jada Electronic limited (JX Nippon Mining&Matel Co., Ltd)	JAPAN
536	Tungsten	Japan New Metals Co Ltd	JAPAN	CID000825
537	Tungsten	Jiangsu Hetian Technological Material Co.,Ltd	CHINA
538	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
539	Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
540	Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
541	Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA	CID000686
542	Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA	CID002493
543	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
544	Tungsten	Jiangxi Tungsten Industry Group Co Ltd	CHINA
545	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
546	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
547	Tungsten	JX Nippon Mining & Metals Corporation	JAPAN
548	Tungsten	Kanto Denka Kogyo Co., Ltd.	JAPAN
549	Tungsten	Kennametal Fallon	UNITED STATES	CID000966
550	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
551	Tungsten	Materion Corporation	UNITED STATES
552	Tungsten	Midwest Tungsten Wire Co.	UNITED STATES
553	Tungsten	Minmetals Ganzhou Tin Co. Ltd.	CHINA
554	Tungsten	Mitsubishi Materials Corporation	JAPAN
555	Tungsten	Nanchang Cemented Carbide Limited Liability Company	CHINA
556	Tungsten	Nanchang Cemented Carbide Limited Liability Company	CHINA

Smelter List
	Metal	Smelter Name	Smelter Country	Smelter ID*

557	Tungsten	NingHua XingLuoKeng TungSten Mining CO.,LID	CHINA
558	Tungsten	Nippon Micrometal Corp	JAPAN
559	Tungsten	North American Tungsten	CANADA
560	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
561	Tungsten	Plansee	AUSTRIA
562	Tungsten	Ram Sales	UNITED STATES
563	Tungsten	Saganoseki	JAPAN
564	Tungsten	Sandvik	UNITED STATES
565	Tungsten	Sendi	JAPAN
566	Tungsten	Sichuan Metals & Materials Imp & Exp Co	CHINA
567	Tungsten	Sincemat Co, Ltd	CHINA
568	Tungsten	SKE (China): Shanghai Kyocera Electronics CO. LTD.	CHINA
569	Tungsten	Bejing Tian-Long	CHINA
570	Tungsten	Sumitomo	CANADA
571	Tungsten	Sumitomo Electric, USA (A.L.M.T.)	UNITED STATES
572	Tungsten	Sunaga Tungsten	JAPAN
573	Tungsten	Sylham	UNITED STATES
574	Tungsten	TaeguTec	KOREA
575	Tungsten	Taiyo Nippon Sanso Trading (Shanghai) Co., LTD	CHINA
576	Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd	JAPAN
577	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	CID001889
578	Tungsten	Triumph Northwest	UNITED STATES
579	Tungsten	Ulvac	CHINA
580	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIETNAM	CID002011
581	Tungsten	Voss Metals Company Inc	UNITED STATES
582	Tungsten	Western Australian Mint trading as The Perth Mint	AUSTRALIA
583	Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
584	Tungsten	Wolfram Company CJSC	Russian Federation	CID002047
585	Tungsten	Wort Wayne Wire Die	UNITED STATES
586	Tungsten	Xiamen Golden Egret Special Alloy (HC) Co. Ltd.	China
587	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
588	Tungsten	Xiamen Tungsten Co., Ltd	CHINA	CID002082
589	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095
590	Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA	CID002236

*	Denotes ID from CFSI Standard Smelter List.